UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707
Route 940 and Moseywood Road
Blakeslee, Pennsylvania	18610-0707
(Address of Principal Executive Offices)	(Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 29, 2010, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), and certain of the Companies’ subsidiaries (the “Subsidiaries” and, together with the Companies, the “Borrowers”), entered into an September 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note (the “September 2010 Allonge”) with Manufacturers and Traders Trust Company (the “Bank”).

The September 2010 Allonge is an integral part of the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, entered into by the Borrowers and the Bank on April 20, 2006 (as amended and modified from time to time, the “Original Loan Agreement”).  Under the terms of the Original Loan Agreement, the Bank extended to the Borrowers an available line of credit in an aggregate principal amount of $17,900,000.

Under the terms of the September 2010 Allonge, the Bank and the Borrowers agreed to extend the maturity date of the Original Loan Agreement from September 30, 2010 to October 31, 2010.  Interest on the Original Loan Agreement continues to be due and payable on a monthly basis.

Except as otherwise set forth in the September 2010 Allonge, all of the terms and conditions contained in the Original Loan Agreement remain in full force and effect.

The foregoing is only a summary of the September 2010 Allonge.  You are urged to read the September 2010 Allonge in its entirety for a more complete description of the terms and conditions.  A copy of the September 2010 Allonge is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Companies previously filed Forms 8-K reporting the entry into, and modification of, the Original Loan Agreement on April 25, 2006, June 21, 2007, September 22, 2008, March 3, 2009, October 22, 2009, April 9, 2010, July 6, 2010 and August 26, 2010.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the September 2010 Allonge and the terms and conditions contained therein as described in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

September 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated September 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: October 1, 2010	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

September 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated September 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.